Exhibit 24

STATEMENT APPOINTING DESIGNATED FILER AND
AUTHORIZED SIGNATORY
APRIL 12, 2006

	Each of the entities listed on
SCHEDULE A attached hereto
(each a "Reporting Entity") and each party listed on SCHEDULE B attached hereto (each a "Reporting Individual";
together with the
Reporting Entities, the "Reporting Persons") hereby authorizes and designates Care Capital II, LLC (the "Designated Filer"), to prepare and file on behalf of such Reporting Person individually,

or jointly together with other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3,
Form 4 and Form 5)
that such Reporting Person may be required to file with the United
States Securities and Exchange Commission or with any regulatory body, including United States federal, state and self-regulatory bodies, with respect to the Reporting Person's ownership of, or transactions in, the securities of any entity whose securities are beneficially owned
(directly or indirectly) by
such Reporting Person (collectively, the
"Reports").

	Each Reporting Person hereby further authorizes and designates
David R. Ramsay (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of a Designated Filer or such

Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

	The authority of the
Designated Filer and Authorized
Signatory under this document with
respect to each Reporting
Person shall continue until such Reporting
Person is no longer
required to file any Reports with respect to the Reporting
Person's ownership of, or transactions in, securities, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with any United
States federal or state law or with any
regulations promulgated thereto.


SCHEDULE A

Care Capital II, LLC
Care Capital Investments II,
L.P.
Care Capital Offshore Investments II, L.P.

SCHEDULE B

Jan
Leschly


	In Witness Whereof, the undersigned have caused this Statement
Appointing Designated Filer and Authorized Signatory to be effective as of
April 12, 2006.



Reporting Persons:




April 12, 2006

					 /s/ Jan Leschly
					 --------------------

					 Jan Leschly




April 12, 2006

					 CARE CAPITAL
INVESTMENTS II, L.P.
					 a Delaware Limited Partnership

					 By:
CARE CAPITAL II, LLC
					 Its General Partner


					/s/David R.
Ramsay
					--------------------------------------
					By:  David R.
Ramsay
					Managing Member



April 12, 2006

					CARE
CAPITAL OFFSHORE INVESTMENTS, L.P.
					a Delaware Limited Partnership


					By:  CARE CAPITAL II, LLC
					Its General Partner



					/s/ David R. Ramsay
					--------------------------------------

					By:  David R. Ramsay
					Managing Member


April 12, 2006


				    CARE CAPITAL II, LLC


				    By: /s/ David R. Ramsay

				    ---------------------------------------
				    David R.
Ramsay, Managing Member